
|              | Coopers & Lybrand L.L.P.      | 100 East Broad Street      | telephone (614) 225-8700
| [Logo of     |                               | Suite 2100                 |
| Coopers      |                               | Columbus, Ohio 43215-3671  | facsimile (614) 224-1044
| & Lybrand]   | a professional services firm



                                                             October 5, 1995




Mr. Charles F. Andrews
Assistant General Counsel
BANC ONE CORPORATION
100 East Broad Street
Columbus, Ohio  43271-0261


RE: Federal Income Tax Effects of Proposed Merger between Premier Bancorp, Inc., Premier Acquisition Corporation, and BANC ONE CORPORATION

To Premier Bancorp, the Shareholders of Premier Bancorp, and BANC ONE
CORPORATION:

Pursuant to your request and as required by Section 11 of the Agreement and Plan of Merger entered into between Premier Bancorp, Inc., Premier Acquisition Corporation, and BANC ONE CORPORATION on or about July 19, 1995, as amended by the First Amendment To Agreement and Plan of Merger entered into on or about September 7, 1995, we are providing our opinion of the Federal income tax consequences of the transaction described herein. Unless otherwise noted, all Section references herein shall be to the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder.


FACTS
-----

A.      Introduction of Parties to the Proposed Transaction

1.      Premier Bancorp, Inc. ("PREMIER")
        ---------------------------------

PREMIER is a corporation duly organized under the laws of the State of Louisiana and a registered bank holding company under the Bank Holding Company Act of 1956, as amended. As of July 19, 1995, the authorized capital stock of PREMIER consisted of 100,000,000 shares of common stock without par value, $5.00 stated value, 33,828,969 shares of which were issued and outstanding, not including 46,000 shares of treasury stock owned by PREMIER; and 10,000,000 shares of PREMIER preferred stock, none of which were issued and outstanding. As of July 19, 1995, there were no outstanding options, warrants, or commitments of any kind related to PREMIER's capital stock, and no rights plan or other similar plan related to PREMIER's capital stock except for (i) options for not more than 1,132,090 shares of PREMIER common issued to officers and employees of PREMIER





Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a limited liability association incorporated in Switzerland.

BANC ONE CORPORATION
Page 2
October 5, 1995


and its subsidiaries related to the PREMIER Stock Option Plan; (ii) certain rights and interests granted to BANC ONE by PREMIER pursuant to the Amended and Restated Agreement and Plan of Acquisition dated as of March 26, 1992 between BANC ONE and PREMIER, as amended by the First Amendment to Amended and Restated Agreement and Plan of Acquisition dated as of April 25, 1995 (together, the "1992 Agreement"); (iii) a commitment to issue not more than 427,773 shares of PREMIER common in exchange for all of the capital stock of HNB Corporation; (iv) shares issuable pursuant to the Warrant Agreement dated as of March 26, 1992 between BANC ONE and PREMIER (the "Warrant Agreement"); and (v) Rights issued or issuable pursuant to the PREMIER Rights Plan.

2.      Premier Acquisition Corporation ("PAC")
        ---------------------------------------

PAC is a corporation duly organized under the laws of the State of Ohio. As of July 19, 1995, the authorized capital stock of PAC consisted of 500 shares of common stock without par value, all of which were issued and outstanding and owned, of record and beneficially, by BANC ONE CORPORATION.

3.      BANC ONE CORPORATION ("BANC ONE")
        ---------------------------------

BANC ONE is a corporation duly organized under the laws of the State of Ohio and a registered bank holding company under the Bank Holding Company Act of 1956, as amended. As of June 30, 1995, the authorized common stock of BANC ONE consisted of 600,000,000 shares of common stock without par value, 410,290,638 of which were issued and outstanding and 18,000,000 of which were shares of treasury stock owned by BANC ONE. The authorized preferred stock consisted of 35,000,000 shares without par value, 4,997,499 shares of which were issued and outstanding as Series C $3.50 Cumulative Convertible Preferred Stock.

B.      Proposed Transaction Between the Parties

At the effective date of the Merger of PREMIER into PAC ("EFFECTIVE TIME"), in accordance with and pursuant to the Louisiana Business Corporation Law and the General Corporation Law of the State of Ohio, BANC ONE will indirectly acquire the assets and liabilities of PREMIER through its wholly-owned subsidiary, PAC. Specifically, the Agreement and Plan of Merger provides: "It is understood by each of the parties hereto that BANC ONE seeks, as a result of the Merger, to acquire PREMIER, the Banks and the Companies and all of their respective operating assets and liabilities."

At the EFFECTIVE TIME, the separate corporate existence of PREMIER and PAC, respectively, shall be merged into and continued in PAC as the surviving corporation. All rights, franchises and interests of PREMIER and PAC, respectively, in and to every type of property, real, personal, and mixed, and choses in action, shall be transferred to and vested in PAC as the Surviving Corporation.

BANC ONE CORPORATION
Page 3
October 5, 1995

Under the terms of the Agreement and Plan of Merger, the name of the Surviving Corporation shall be "Banc One Louisiana Corporation."

The Merger shall be effective at the date in accordance with Section 10(c) of the Agreement and Plan of Merger. Unless another date is agreed upon, the closing shall take place on the last business day of a month which first occurs on or after the later of (i) the expiration of any required waiting period following the approval of the consummation of the Merger by the Board of Governors of the Federal Reserve System and Louisiana Commissioner of Financial Institutions, (ii) the date of the meeting of shareholders of PREMIER to approve the Merger or (iii) the business day following the satisfaction or waiver of all conditions to the Merger.

At the EFFECTIVE TIME, each of the issued and outstanding shares of PREMIER common stock immediately prior to the EFFECTIVE TIME, together with any and all PREMIER common stock purchase rights and related interests and rights associated with each such share of PREMIER common stock arising from, related to and/or issued pursuant to the Rights Agreement dated January 18, 1989 between PREMIER and Premier Bank, N.A., except for shares of PREMIER common stock and rights related thereto subject to the rights of a dissenting shareholder, if any, shall be converted into shares of BANC ONE common stock at an Exchange Rate, of
0.617761 shares of BANC ONE common stock for each share of PREMIER common stock. The conversion ratio of 0.617761 shares is subject to the anti-dilution provisions of Section 7(e) of the Agreement and Plan of Merger and the provisions set forth in Section 7(c) of the Agreement and Plan of Merger with respect to fractional shares. At the EFFECTIVE TIME, PREMIER's shareholders shall be allocated and entitled to receive shares of BANC ONE common stock in exchange for the surrender and cancellation of their PREMIER common stock.

The term "Valuation Period" is defined in Section 7(c) of the Agreement and Plan of Merger as "the ten consecutive NYSE trading days ending on the eighth NYSE trading day immediately prior to the closing date."

The term, "BANC ONE Average Price" is defined in Section 7(c) of the Agreement and Plan of Merger as "the average of the closing prices of BANC ONE Common on the New York Stock Exchange ("NYSE") during the Valuation Period as reported in The Wall Street Journal for NYSE Composite Transactions."
-----------------------

The 500 shares of PAC common stock issued and outstanding immediately prior to the EFFECTIVE TIME shall continue to be issued and outstanding shares of common stock, without par value, of the Surviving Corporation.

BANC ONE CORPORATION
Page 4
October 5, 1995


The anti-dilution provision of Section 7 of the Agreement and Plan of Merger provides:

        (e) If prior to the Effective Time (i) PREMIER or (ii) BANC ONE shall declare a stock dividend or subdivide, split up, reclassify or combine its shares of common stock or declare a dividend or make a distribution on its common stock in any security convertible into its common stock, appropriate adjustment or adjustments will be made in the Exchange Rate and other factors used to determine or limit the Exchange Rate.

PREMIER's shareholders with fractional shares, at the EFFECTIVE TIME, shall not be entitled to receive BANC ONE common stock for such fractional shares. Instead, any holder of fractional shares of PREMIER common stock shall, upon surrender of the certificate or certificates representing such PREMIER common stock, be paid cash by BANC ONE on the basis of the BANC ONE Average Price, as defined in Section 7(c) of the Agreement and Plan of Merger.

C.      Additional Representations

In addition to the foregoing, the following pertinent representations have been made by the parties to the proposed transaction:

1. The fair market value of BANC ONE common stock and other consideration received by each PREMIER shareholder will be approximately equal to the fair market value of the PREMIER common stock surrendered in the exchange.

2. There is no plan or intention by the shareholders of PREMIER who own 5 percent or more of the PREMIER common stock, and to the best of the knowledge of the management of PREMIER, there is no plan or intention on the part of the remaining shareholders of PREMIER to sell, exchange or otherwise dispose of a number of shares of BANC ONE stock received in the transaction that would reduce the PREMIER shareholders' ownership of BANC ONE stock to a number of shares having a value, as of the date of the transaction, of less than 50 percent of the value of all of the formerly outstanding stock of PREMIER as of the same date. For purposes of this representation, shares of PREMIER common stock exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of BANC ONE stock will be treated as outstanding PREMIER common stock on the date of the transaction. Moreover, shares of PREMIER stock and shares of BANC ONE stock held by PREMIER shareholders and otherwise sold, redeemed, or disposed of prior or subsequent to the transaction will be considered in making this representation.

BANC ONE CORPORATION
Page 5
October 5, 1995


3. PAC will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by PREMIER immediately prior to the transaction. For purposes of this representation, amounts paid by PREMIER to dissenters, amounts paid by PREMIER to shareholders who receive cash or other property, PREMIER assets used to pay its reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by PREMIER immediately preceding the transfer, will be included as assets of PREMIER held immediately prior to the transaction.

4. Prior to the transaction, BANC ONE will be in control of PAC within the meaning of (S) 368(c) of the Internal Revenue Code.

5. Following the transaction, PAC will not issue additional shares of its stock that would result in BANC ONE's losing control of PAC within the meaning of
    (S) 368(c) of the Internal Revenue Code.

6. BANC ONE has no plan or intention to reacquire any of its stock issued in the transaction.

7. BANC ONE has no plan or intention to liquidate PAC; to merge PAC with and into another corporation; to sell or otherwise dispose of the stock of PAC; or to cause PAC to sell or otherwise dispose of any of the assets of PREMIER acquired in the transaction, except for dispositions made in the ordinary course of business or transfers described in (S) 368(a)(2)(C) of the Internal Revenue Code.

8. The liabilities of PREMIER assumed by PAC and the liabilities to which the transferred assets of PREMIER are subject were incurred by PREMIER in the ordinary course of its business.

9. Following the transaction, PAC will continue the historic business of PREMIER or use a significant portion of PREMIER's business assets in a business.

10. BANC ONE, PAC, PREMIER, and the shareholders of PREMIER will pay their respective expenses, if any, incurred in connection with the transaction.

11. There is no intercorporate indebtedness existing between BANC ONE and PREMIER or between PAC and PREMIER that was issued, acquired, or will be settled at a discount.

12. No two parties to the transaction are investment companies as defined in
    (S) 368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code.

BANC ONE CORPORATION
Page 6
October 5, 1995


13. PREMIER is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of (S) 368(a)(3)(A) of the Internal Revenue
     Code.

14. The fair market value of the assets of PREMIER transferred to PAC will equal or exceed the sum of the liabilities assumed by PAC, plus the amount of liabilities, if any, to which the transferred assets are subject.

15.  No stock of PAC will be issued in the transaction.

The facts, assumptions, and representations set forth above have been reviewed by the management of PREMIER, PAC, and BANC ONE. These facts, assumptions, and representations are a material basis for the opinions contained herein. We have been instructed to rely on them in preparing this opinion letter. We have not independently investigated the validity of the facts, assumptions, or representations set forth above.

ISSUES
------

I. Whether the statutory Merger of PREMIER with and into PAC will constitute a reorganization within the meaning of (S)(S) 368(a)(1)(A) and 368(a)(2)(D) of the Code.

II. Whether gain or loss will be recognized by BANC ONE, PAC, or PREMIER as a consequence of the Merger.

III. Whether gain or loss will be recognized by the shareholders of PREMIER on the exchange of their shares of PREMIER common stock for shares of BANC ONE common stock (disregarding for this purpose any cash received pursuant to the exercise of statutory dissenters' rights or in lieu of fractional share interests).

IV. Whether the Federal income tax basis of the BANC ONE common stock received by the shareholders of PREMIER will be the same as the Federal income tax basis of the PREMIER common stock surrendered in exchange therefor (reduced by any amount allocated to fractional share interests for which cash is received).

V. Whether the holding period of the BANC ONE common stock received by the shareholders of PREMIER will include the period for which the PREMIER common stock exchanged therefor was held, provided the exchanged PREMIER common stock was held as a capital asset by such shareholders on the date of the exchange.

BANC ONE CORPORATION
Page 7
October 5, 1995


VI. Whether the cash received by PREMIER shareholders in exchange for their PREMIER common stock pursuant to the exercise of their dissenters' rights will be treated as having been received in redemption of their PREMIER common stock and subject to the provisions of (S) 302 of the Code.

VII. Whether the payment of cash in lieu of fractional share interests of BANC ONE common stock will be treated as if the fractional shares were distributed as part of the exchange and then redeemed by BANC ONE, the redemption being subject to the provisions of (S) 302 of the Code.

CONCLUSIONS
-----------

For Federal income tax purposes, the following conclusions with respect to the above issues are made:

I.    TAX-FREE REORGANIZATION STATUS
      ------------------------------

The statutory Merger of PREMIER with and into PAC, as described above, will constitute a reorganization within the meaning of (S)(S) 368(a)(1)(A) and 368(a)(2)(D) of the Code. In addition to qualifying as a statutory merger, the Merger satisfies the requirements of (S) 368(a)(1)(A), namely (1) Continuity of business enterprise; (2) Continuity of interest; (3) Bona fide business purpose; and (4) Lack of overall plan of tax avoidance. In addition, the Merger meets the additional requirement of (S) 368(a)(2)(D) that no stock of the acquiring corporation be used to effect the transaction and that substantially all of the assets of PREMIER will be acquired by PAC. Furthermore, BANC ONE, PAC, and PREMIER will qualify as "parties to the reorganization" under (S) 368(b).

II.   GAIN OR LOSS RECOGNITION BY BANC ONE, PAC, AND PREMIER
      ------------------------------------------------------

PREMIER will recognize no gain or loss upon the Merger with and into PAC, (S) 361(a); nor will BANC ONE and PAC recognize gain or loss upon the acquisition by PAC of PREMIER's assets. Rev. Rul. 57-278, 1957-1 C.B. 124.

III.  GAIN OR LOSS RECOGNITION BY SHAREHOLDERS OF PREMIER
      ---------------------------------------------------

Disregarding for this purpose any cash received pursuant to the exercise of statutory dissenters' rights or for fractional share interests to which they may be entitled, no gain or loss will be recognized to the shareholders of PREMIER upon receipt of BANC ONE common stock. (S) 354(a)(1).

BANC ONE CORPORATION
Page 8
October 5, 1995


IV.   FEDERAL INCOME TAX BASIS FOR SHAREHOLDERS OF PREMIER
      ----------------------------------------------------

The Federal income tax basis of BANC ONE common stock to be received by the shareholders of PREMIER will be the same as the basis of the PREMIER common stock surrendered in exchange thereof (reduced by any amount allocated to fractional share interests for which cash is received). (S) 358(a)(1).

V.    FEDERAL INCOME TAX HOLDING PERIOD OF BANC ONE COMMON STOCK
      ----------------------------------------------------------

Provided that the PREMIER common stock was held as a capital asset on the date of the exchange, the holding period of BANC ONE common stock received by the shareholders of PREMIER will include the period during which the shareholders held the PREMIER common stock surrendered in exchange therefor. (S) 1223(1).

VI.   REDEMPTION TREATMENT FOR CASH RECEIVED PURSUANT TO THE EXERCISE OF
      ------------------------------------------------------------------
      DISSENTERS' RIGHTS BY PREMIER SHAREHOLDERS
      ------------------------------------------

The shareholders who exercise their dissenters' rights will be treated as having received the cash as a distribution in redemption of their PREMIER stock subject to the provisions and limitations of (S) 302. Rev. Rul. 74-515, 1974-2 C.B. 118.

VII.  REDEMPTION TREATMENT FOR CASH RECEIVED IN LIEU OF FRACTIONAL SHARE
      ------------------------------------------------------------------
      INTERESTS
      ---------

The payment of cash in lieu of fractional share interests will be treated as if the fractional share interests were distributed as part of the exchange and then redeemed by BANC ONE. The payments will be treated as having been received as a distribution in full payment in exchange for the stock redeemed as provided in
(S) 302(a). Rev. Rul. 66-365, 1966-2 C.B. 116; Rev. Proc. 77-41, 1977-2 C.B.
574.

DISCUSSION

I.    TAX-FREE REORGANIZATION STATUS
      ------------------------------

      A.   Statement of Law

Tax-free reorganizations are governed by (S) 368 of the Code. The purpose of the reorganization provisions of the Code is to exempt from taxation specifically described exchanges incident to readjustments of corporate structures that are required by business exigencies and effect only a readjustment of continuing interests in property under a modified corporate form. Treas. Reg.

BANC ONE CORPORATION
Page 9
October 5, 1995


(S)1.368-1(b).  Requisite to a reorganization under the Code are:

        1. Continuity of business enterprise, which requires that the acquiring corporation either (a) continue the acquired corporation's historic business, or (b) use a significant portion of the acquired corporation's historic business assets in a business. Treas. Reg.
            (S) 1.368-1(d)(2);

        2. Continuity of interest by the persons who were the owners prior to the reorganization. This requires that the target shareholders acquire a definite and substantial proprietary interest in the acquiring corporation. See Treas. Reg. (S) 1.368-1(b). The Internal Revenue Service's advance ruling guidelines provide that this requirement will be met if the former target shareholders receive stock or equity equal in value to 50% of the value of the formerly outstanding target stock. Rev. Proc. 77-37, 1977-2 C.B. 568.

        3. A bona fide business purpose. Treas. Reg. (S)(S) 1.368-1(b), (c), -2(g); See Gregory v. Helvering, 293 U.S. 465 (1935).

        4. A lack of overall plan of tax avoidance wherein such overall plan uses a corporate reorganization to disguise the real character of the transaction.

In order for the transaction to qualify under (S) 368(a)(1)(A) by reason of the application of (S) 368(a)(2)(D), one corporation (the acquiring corporation) must acquire substantially all of the properties of another corporation (the acquired corporation), in a statutory merger, partly or entirely in exchange for stock of a corporation which is in control of the acquiring corporation (the controlling corporation), provided that (i) the transaction would have qualified under (S) 368(a)(1)(A) if the merger had been into the controlling corporation, and (ii) no stock of the acquiring corporation is used in the transaction.

The foregoing test of whether the transaction would have qualified under (S) 368(a)(1)(A) if the merger had been into the controlling corporation means that the general requirements of a reorganization under (S) 368(a)(1)(A) (such as a business purpose, continuity of business enterprise, and continuity of interest) must be met in addition to the special requirements of (S) 368(a)(2)(D).

Although no stock of the acquiring corporation can be used in the transaction, there is no prohibition (other than the continuity of interest requirement) against using other property, such as cash or securities, of either the acquiring corporation or the parent or both.

Section 368(b) of the Code states that the term "a party to the reorganization" includes both corporations in the case of a reorganization resulting from the acquisition by one corporation of stock

BANC ONE CORPORATION
Page 10
October 5, 1995


or properties of another. Under (S) 368(b), "a party to a reorganization" includes the controlling corporation in cases where the stock of the corporation controlling the acquiring corporation is exchanged for the properties of the target corporation.

For purposes of (S) 368, "control" is defined as "the ownership of stock possessing at least eighty percent (80%) of the total combined voting power of all classes of stock entitled to vote and at least eighty percent (80%) of the total number of shares of all other classes of stock of the corporation." (S) 368(c).

        B.    Application of Law

The present transaction meets all of the requirements for a reorganization under the Code. First, the Merger of PREMIER with and into PAC will constitute a statutory merger under applicable corporate law.

Second, PAC will continue the historic business of PREMIER or use a significant portion of PREMIER's historic business assets in a business. Thus, the transaction meets the continuity of business enterprise requirement.

Third, the parties have represented that there is no plan or intention by the shareholders of PREMIER to sell, exchange, or otherwise dispose of a number of shares of BANC ONE common stock received in the transaction that would reduce their ownership of BANC ONE common stock to a number of shares having a value, immediately prior to the EFFECTIVE TIME, of less than 50 percent of the total fair market value of PREMIER stock outstanding as of the same date. Thus, the transaction meets the continuity of interest requirement.

Fourth, this transaction will strengthen PAC's ability to meet its customers' needs for a broader range of banking services and compete more effectively with similar banks in PREMIER's current geographical area. It will also enable BANC ONE to expand its existing customer base while keeping its costs constant due to the economies of scale to be achieved as a result of the transaction. Thus, a bona fide business purpose exists for this transaction.

Fifth, there appears to be no overall plan of tax avoidance wherein a corporate reorganization is being used to disguise the real character of the transaction. This requirement is satisfied because the transaction does not appear to be one of a series of planned transactions which would, if collapsed into a single transaction, in substance be a taxable transaction.

Finally, in addition to the general requirements of a reorganization under
(S) 368(a)(1)(A), the Merger meets the special requirements of (S) 368(a)(2)(D) inasmuch as no stock of the acquiring corporation (PAC) is used in the transaction and substantially all of PREMIER's assets are acquired by PAC.

BANC ONE CORPORATION
Page 11
October 5, 1995


In conclusion, the statutory Merger of PREMIER with and into PAC in exchange for shares of BANC ONE common stock satisfies the requirements for a reorganization within the meaning of (S)(S) 368(a)(1)(A) and 368(a)(2)(D) of the Code. Furthermore, BANC ONE, PAC, and PREMIER will each qualify as a "party to the reorganization" as defined in (S) 368(b) of the Code.

II.   GAIN OR LOSS RECOGNITION BY BANC ONE, PAC, AND PREMIER
      ------------------------------------------------------

        A.    Statement of Law

Section 361(a) of the Code provides that "[n]o gain or loss shall be recognized to a corporation if such corporation is a party to a reorganization and exchanges property, in pursuance of the plan of reorganization, solely for stock or securities in another corporation a party to the reorganization."

Section 357(a) provides that if the taxpayer receives property that would be permitted to be received under (S) 361 without recognition of gain and, in addition, another party to the exchange assumes a liability of the taxpayer or acquires property subject to a liability, then such assumption or acquisition is not treated as "money or other property" and should not prevent the exchange from falling within the non-recognition provisions of (S) 361(a).

Revenue Ruling 57-278, 1957-1 C.B. 124, concluded that no gain or loss is recognized to a controlling corporation or its subsidiary upon the acquisition by the subsidiary of substantially all of the target corporation's assets in exchange for the stock of the controlling corporation.

Section 1032(a) of the Code provides that "[n]o gain or loss shall be recognized to a corporation on the receipt of money or other property in exchange for stock of such corporation."

        B.    Application of Law

PREMIER is a "party to the reorganization" as defined in Code (S) 368(b). Thus, under (S) 361(a), PREMIER recognizes no gain or loss upon the Merger with and into PAC solely in exchange for BANC ONE common stock. In addition, under (S) 357(a), the assumption by PAC of the liabilities of PREMIER will not be treated as "money or other property" and will not prevent the exchange from falling within the non-recognition provision of (S) 361(a).

Neither BANC ONE nor PAC will recognize gain or loss upon the Merger of PREMIER with and into PAC in exchange for shares of BANC ONE common stock and the assumption by BANC ONE of PREMIER's liabilities. Code (S) 1032, and Rev. Rul. 57-278, 1957-1 C.B. 124. BANC ONE will not recognize any gain or loss upon the exchange of its common shares for the assets and liabilities of PREMIER. Code
(S) 1032(a).

BANC ONE CORPORATION
Page 12
October 5, 1995


III.    GAIN OR LOSS RECOGNITION BY SHAREHOLDERS OF PREMIER
        ---------------------------------------------------

        A.    Statement of Law

Section 354(a)(1) of the Code provides that "[n]o gain or loss shall be recognized if stock . . . in a corporation a party to a reorganization [is] . .
 . exchanged solely for stock or securities in such corporation or in another corporation a party to the reorganization."

        B.    Application of Law

Disregarding any cash received pursuant to the exercise of statutory dissenters' rights or fractional share interests, the shareholders of PREMIER will receive BANC ONE common stock solely in exchange for cancellation of their PREMIER common stock. Therefore, the exchange will be solely for stock in another corporation which is a party to the reorganization. As a result, no gain or loss will be recognized by the shareholders of PREMIER upon the Merger, ignoring the statutory dissenters' rights or fractional share interests.

IV.     FEDERAL INCOME TAX BASIS FOR SHAREHOLDERS OF PREMIER
        ----------------------------------------------------

        A.    Statement of Law

In general, (S) 358(a)(1) provides that in the case of an exchange to which (S) 354 applies, "[t]he basis of the property permitted to be received under such section without the recognition of gain or loss shall be the same as that of the property exchanged."

        B.    Application of Law

Under (S) 358(a)(1), the aggregate basis of BANC ONE common stock to be received by the shareholders of PREMIER will be the same aggregate Federal income tax basis as the PREMIER common stock surrendered in the exchange therefor (reduced by any amount allocated to fractional share interests for which cash is received).

V.      FEDERAL INCOME TAX HOLDING PERIOD OF BANC ONE COMMON STOCK
        ----------------------------------------------------------

        A.    Statement of Law

Section 1223(1) of the Code provides:

        In determining the period for which the taxpayer has held property received in an exchange, there shall be included the period for which he held the property exchanged

BANC ONE CORPORATION
Page 13
October 5, 1995


        if, under this chapter, the property has, for the purpose of determining gain or loss from a sale or exchange, the same basis in whole or in part in his hands as the property exchanged, and, in the case of such exchanges after March 1, 1954, the property exchanged at the time of such exchange was a capital asset as defined in section 1221 or property described in section 1231.

        B.    Application of Law

The holding period of BANC ONE common stock to be received by the shareholders of PREMIER will include the period during which they held the shares of PREMIER common stock surrendered in the exchange therefor, provided that PREMIER common stock was held as a capital asset on the date of the exchange. Code (S) 1223(1).

VI.     REDEMPTION TREATMENT FOR CASH RECEIVED PURSUANT TO THE
        ------------------------------------------------------
        EXERCISE OF DISSENTERS' RIGHTS BY PREMIER SHAREHOLDERS
        ------------------------------------------------------

        A.    Statement of Law

Section 302(a) of the Code provides:

        If a corporation redeems its stock (within the meaning of section 317(b)), and if paragraph (1), (2), (3), or (4) of subsection (b) applies, such redemption shall be treated as a distribution in part or full payment in exchange for the stock.

        Section 302(b)(3) provides:

        Subsection (a) shall apply if the redemption is a complete redemption of all of the stock of the corporation owned by the shareholder.

Section 317(b) of the Code provides:

        For purposes of this part, stock shall be treated as redeemed by a corporation if the corporation acquires its stock from a shareholder in exchange for property, whether or not the stock so acquired is canceled, retired, or held as treasury stock.

        B.    Application of Law

The shareholders who exercise their dissenters' rights will be treated as having received the cash as a distribution in redemption of their PREMIER common stock subject to the provisions and limitations of (S) 302 of the Code because they will have a complete termination of their interest in PREMIER. See Rev. Rul. 74-515, 1974-2 C.B. 118.

BANC ONE CORPORATION
Page 14
October 5, 1995


VII.    REDEMPTION TREATMENT FOR CASH RECEIVED IN LIEU OF FRACTIONAL SHARE
        ------------------------------------------------------------------
        INTERESTS
        ---------

        A.    Statement of Law

In Rev. Rul. 66-365, 1966-2 C.B. 116, the Internal Revenue Service concluded that where cash payments are made to the shareholders of the target corporation in lieu of fractional share interests, those cash payments are treated as distributions followed by redemptions under (S) 302 of the Code. The Internal Revenue Service's advance ruling guidelines provide that:

        cash to be distributed to shareholders in lieu of fractional share interests arising in corporate reorganizations, stock splits, stock dividends, conversion of convertible stocks, and other similar transactions will be treated as having been received in part or full payment in exchange for the stock redeemed if the cash distribution is undertaken solely for the purpose of saving the corporation the expense and inconvenience of issuing and transferring fractional shares, and is not separately bargained-for consideration.

Rev. Proc. 77-41, 1977-2 C.B. 574.

Thus, if the redemption is not essentially equivalent to a dividend, each shareholder's redemption will be treated as a distribution in full payment in exchange for the shareholder's fractional share interest under (S) 302(a) of the Code. Rev. Proc. 77-41, 1977-2 C.B. 574.

        B.    Application of Law

In this case, the payment of cash in lieu of issuing fractional shares is solely for the purpose of avoiding the expense and inconvenience to BANC ONE of issuing fractional share interests and does not represent separately bargained-for consideration. These payments of cash will be treated as if the fractional share interests were distributed as part of the exchange and then redeemed by BANC ONE. The payments will be treated as having been received as a distribution in full payment in exchange for the stock redeemed as provided in (S) 302(a) of the Code, to the extent such payments are not essentially equivalent to a dividend.

BANC ONE CORPORATION
Page 15
October 5, 1995


OPINION
-------

Based upon the foregoing and taking into consideration the statements contained in the section marked "CAVEAT" below, it is our opinion that the transaction will produce the following Federal income tax consequences:

        1. The transaction will be characterized as a statutory Merger of PREMIER with and into PAC solely in exchange for BANC ONE common stock and the assumption of all of the assets and liabilities of PREMIER by BANC ONE.

        2. A tax-free reorganization will take place under (S)(S) 368(a)(1)(A) and 368(a)(2)(D) of the Code.

        3. Except with respect to any cash payments received pursuant to the exercise of statutory dissenters' rights or for fractional share interests, no gain or loss will be recognized by BANC ONE, PAC, or PREMIER, or the shareholders of PREMIER.

        4. The Federal income tax basis of the BANC ONE common stock (including fractional share interests to which the shareholders of PREMIER may be entitled) received by the shareholders of PREMIER will be the same as the Federal income tax basis of the PREMIER common stock surrendered in exchange therefor.

        5. The holding period of the shares of BANC ONE common stock received by a shareholder of PREMIER will include the period for which the PREMIER common exchanged therefor was held, provided that the PREMIER common stock was held as a capital asset on the date of the exchange.

        6. The shareholders who exercise their dissenters' rights will be treated as having received the cash as a distribution in redemption of their PREMIER common stock subject to the provisions and limitations of (S) 302 of the Code.

        7. The payments of cash in lieu of fractional share interests will be treated as if the fractional shares were distributed as part of the exchange and then redeemed by BANC ONE, with the redemption being entitled to treatment as a distribution in full payment in exchange for the stock redeemed as provided in (S) 302(a) of the Code, to the extent such payments are not essentially equivalent to a dividend.

BANC ONE CORPORATION
Page 16
October 5, 1995


CAVEAT
------

The foregoing opinion is directed solely towards those items set forth in the section of this opinion labeled "ISSUES;" therefore, no opinion is hereby expressed regarding any other Federal, state, local, or other tax issues or on any other matter not specifically mentioned therein. If any of the statements of facts, assumptions, or representations contained herein are subsequently determined to be incorrect in whole or in part such that they would have a material effect upon the tax treatment of the issues addressed herein, then no opinion is expressed as to the tax treatment of the proposed transaction.

We hereby consent to the use and filing of this opinion as an exhibit to the registration statement filed on Form S-4 and to the reference to this opinion under the headings "Summary--Federal Income Tax Consequences" and "Merger-- Federal Income Tax Consequences" in the prospectus filed as part of the registration statement on Form S-4.


                                               Very truly yours,

                                               /s/ Coopers & Lybrand LLP